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                                                                    [LETTERHEAD]

Mr. Robert J. Therrien
President and Chief Executive Officer
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

U.S.A


                                                                OCTOBER 16, 2000


STOCKHOLDERS AGREEMENT OF SEPTEMBER 30, 1999 (THE "STOCKHOLDER AGREEMENT") AND MASTER PURCHASE AGREEMENT DATED SEPTEMBER 9, 1999 BETWEEN YOU AND US AMONGST OTHER PARTIES ("MASTER PURCHASE AGREEMENT")

Dear Bob:

Pursuant to Article 3.1 of the Stockholder Agreement we have agreed with you that we may not transfer any interest in any Voting Securities (as defined in the Stockholder Agreement) directly or indirectly owned by us. In view of the fact that we would like to be able to sell 868,572 shares held by us in your Company we offer you the following:

Against payment of US$5,057,686 by wire transfer no later than March 31, 2001, you agree to release us from any transfer restrictions under the Stockholder Agreement and you shall take all necessary and reasonable steps, including all required filings with the Securities and Exchange Commission to enable us to sell up to 434,286 shares in Brooks Automation, Inc. on or after January 15, 2001 and up to 434,286 shares of Brooks Automation, Inc. on or after October 15, 2002, in each case as set out in more detail in Exhibit A to this letter.

With effect as from our payment to your Company of the amount of US$5,057,686 referred to above, you agree to waive all claims you may have for indemnification under Article XI of the Master Purchase Agreement with respect to the items specifically listed on Exhibit B hereto, the Items alluded to in the letter attached as Exhibit C hereto (and described in more particularity in the Summary of Claim attached thereto). Your Company hereby assigns back to us title to the inventory (the "Inventory") referenced in the Summary of Claim attached to Exhibit C and listed with particularity on Exhibit F attached hereto. However, we will not require that your Company return to us any inventory.
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                                                                OCTOBER 16, 2000
                                                                Seite 2


Further, we and your Company agree that your Company will provide us with use reports on an annual basis regarding that Inventory and that your Company will pay us for each item of Inventory used as follows:

PERIOD IN WHICH FIRST USED                   PRICE PER ITEM OF INVENTORY

October 1, 2000 to September 30, 2001        Net book value under German GAAP
                                             at October 1, 1999

October 1, 2001 to September 30, 2002        Net book value under German GAAP
                                             at October 1, 1999 plus 15%

From and after October 1, 2002               Net book value under German GAAP
                                             at October 1, 1999 plus 30%


Your Company hereby assigns back to us title to the accounts receivable from October 1, 1999 that have not yet been paid referenced in the Summary of Claim attached as Exhibit C hereto and listed with particularity on Exhibit E attached hereto. On or before December 31, 2000, we also agree to cooperate with your Company and cause our auditors to cooperate with your Company to identify and return to your Company any payments erroneously made to us or one of our affiliates which should have been made to your Company or one of its affiliates. In addition, we agree to waive and forever release your Company from all claims we may have against your Company for Indemnification under
Article XI of the Master Purchase Agreement. We also agree that, notwithstanding any provision in the Stockholder Agreement to the contrary, we shall take any action that may be required so that our shares of Brooks Automation, Inc. capital stock shall be voted on all matters in accordance with the recommendation of a majority of the Board of Directors of Brooks Automation, Inc. whether or not the matter is a Significant Event as defined in the Stockholder Agreement and whether or not we sell any portion of our shares of Brooks Automation, Inc. capital stock in accordance herewith. In view of the orders placed with your Company concerning the Tower Semiconductor project in Israel and the Infineon project in Dresden, Germany, it also understood that Brooks Automation, Inc. herewith waives all claims or rights under the Article
4.3 of the Stockholder Agreement relating to the First Silicon Project. However, we acknowledge that you will not be required to issue to us the 45,714 shares of your Company's common stock representing the Holdback within the meaning of the Master Purchase Agreement until such time, if ever, on or before December 31, 2001, that Tower Semiconductor and Infineon produce for your Company fully loaded gross margins of between $10 million and $15 million under U.S. GAAP.
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                                                             OCTOBER 16, 2000
                                                             Seite 3

For a period of three continuous months beginning no later than December 15, 2000, your Company will provide to us one of your employees to provide us consulting services at your normal rates and margins and subject to your normal terms and conditions for the provision of consulting services.

The Parties shall also ensure that these waivers and covenants are honored by all of the parties' subsidiaries and affiliates. This letter agreement is subject to German law and shall inure to the benefit also of Jenoptik AG and Jenoptik Infab GmbH. Please countersign the duplicate of this letter showing your agreement to its contents and send the duly signed and executed duplicate back to us.


Yours sincerely,

M+W ZANDER HOLDING AG


/s/ Juergen Giessmann
----------------------------
Juergen Giessmann
Chief Executive Officer


Agreed:


BROOKS AUTOMATION, INC.


By:
   ------------------------
   Robert J. Therrien
   President and Chief Executive Officer

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                                                                       EXHIBIT A

  Registration of shares (the "Shares") of Brooks Automation, Inc. ("Brooks")
                     held by M+W Zander Holdings AG ("MWZ")


     1. REGISTRATION OF TRANSFER. Provided such transfers are made in a registered offering in compliance with Section 3(b) of this Exhibit A, Brooks shall release any restrictions on transfer set forth in the Stockholder Agreement with respect to the Registrable Securities, as such term is defined below.

     2. REGISTRATION ON FORM S-3. As soon commercially reasonable after January 15, 2001, Brooks shall file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 on Form S-3 (or any other successor short from registration involving a similar amount of disclosure) (a "Registration Statement") for a public offering of 434,286 of the Shares and will use its commercially reasonable efforts to cause such Registration Statement to become effective and to maintain such effectiveness until three months after the effective date of such Registration Statement. As soon as commercially reasonable after October 15, 2002, Brooks shall effect the qualification and registration on a Registration Statement the remaining 434,286 Shares and will use its commercially reasonable efforts to cause such Registration Statement to become effective and to maintain such effectiveness until three months after the effective date of such Registration Statement. The Shares eligible for registration under this Section 2 shall be known as the "Registrable Securities." Brooks may, upon written notice to MWZ, postpone the preparation and filing of or suspend the use of a Registration Statement, as applicable, for a reasonable period if Brooks in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on Brooks.

     3. ADDITIONAL CONDITIONS OF BROOKS OBLIGATION TO REGISTER SHARES. Brooks' obligation under Section 2 to cause a Registration Statement or amendment to be filed shall be subject to the following additional conditions:

          (a) MWZ shall have provided such consents, representations and information and executed such documents as may be reasonably required in connection with such registration; and

          (b) All sales of Registrable Securities by MWZ in any registered offering shall be made through a coordinating broker suitable to Brooks.

     4. EXPENSES. The expenses of registration of the Registrable Securities pursuant to Section 2 shall be paid by Brooks. For purposes of this Section, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for counsel to Brooks (but excluding the fees and expenses, if any, of counsel or other advisers to MWZ), auditing and accounting expenses incurred by Brooks in connection with the registration and printing and other related expenses including salary and related overhead expenses of employees of Brooks for time expended by such employees.

     5. EXCLUSIVE OBLIGATION. Except as provided in this Exhibit A, Brooks shall have no obligation to MWZ to register under the Securities Act of 1933 any of the Shares. Brooks shall
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have no obligation to register under the Securities Act of 1933 any of the
Registrable Securities which have been transferred to any entity other than a successor entity or affiliate, as such term is defined under the Securities Act, of MWZ.

     6. STATE SECURITIES LAWS. In connection with the registered offering of any Registrable Securities pursuant to this Agreement, Brooks will take such action as may be necessary to qualify or register the shares to be sold under the securities or blue sky laws of such jurisdictions as may be reasonably requested by MWZ; provided, however, that Brooks shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any consent to service of process.